UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2005

1-12340
(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.
(Exact name of registrant as specified in its charter)

Delaware 03-0339228
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676
(Address of registrant's principal executive office)

(802) 244-5621
(Registrant's telephone number)

Item 1.01 Entry into a Material Definitive Agreement

On August 2, 2005, Green Mountain Coffee Roasters, Inc. (the "Company") announced that it had entered into an employment agreement with James Travis on July 27, 2005, effective as of August 15, 2005, pursuant to which Mr. Travis will serve as the Company's Vice President of Sales. Mr. Travis will receive an annual base salary of $210,000, a $25,000 sign-on bonus and will be eligible to receive a bonus upon the achievement of certain objectives, as determined by the Company's Board of Directors. Subject to approval by the Company's Board of Directors, Mr. Travis will receive options to purchase 15,000 shares of the Company's common stock at the market value as of August 15, 2005, such options to be subject to a four-year vesting period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:/s/ Frances G. Rathke
Frances G. Rathke
Chief Financial Officer

Date: August 2, 2005